Computational Materials

                            UACSC 2001-A Owner Trust

               $99,000,000    Class A-1 Automobile Receivable Backed Notes
              $141,000,000 Class A-2 Automobile Receivable Backed Notes $142,000,000 Class A-3 Automobile Receivable Backed Notes $150,270,000 Class A-4 Automobile Receivable Backed Notes
               $35,000,000    Class B Automobile Receivable Backed Notes

                         UAC Securitization Corporation
                                     Seller

                          Union Acceptance Corporation
                                    Servicer

                                  Computational
                                   Materials

     The information contained in the attached computational materials is preliminary and will be replaced by the prospectus supplement and accompanying prospectus applicable to the UACSC 2001-A Owner Trust and any other information subsequently filed with the Securities and Exchange Commission. You should make your investment decision with respect to the securities described in the computational materials based solely upon the information contained in the prospectus supplement and accompanying prospectus.

     These computational materials do not constitute an offer to sell or the solicitation of an offer to buy and we will not sell the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The securities may not be sold and no offer to buy will be accepted prior to the delivery of the prospectus supplement and accompanying prospectus relating to the securities.

     The information in the attached computational materials is preliminary, limited in nature and subject to completion or amendment. We do not claim that the securities will actually perform as described in any scenario presented.

     The information in the computational materials has been prepared by the seller. None of the underwriters, Banc of America Securities LLC ("Banc of America"), Salomon Smith Barney ("Salomon") nor any of their affiliates makes any representation as to the accuracy or completeness of the information in the computational materials.

     The information in the computational materials addresses only certain aspects of the characteristics of the securities and does not provide a complete assessment of the securities. As such, the information may not reflect the impact of all structural characteristics of the securities. The assumptions underlying the information, including structure, trust property and collateral, may be changed from time to time to reflect changed circumstances.

     The data supporting the information in the computational materials has been obtained from sources that the underwriters believe to be reliable, but the underwriters do not guarantee the accuracy of or computations based on such data. The underwriters and their affiliates may engage in transactions with the seller or its affiliates while the information is circulating. The underwriters may act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax, or accounting considerations applicable to you. The underwriters shall not be fiduciaries or advisors, unless they have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to the Employee Retirement Income Security Act of 1974, as amended, the information in the computational materials is being furnished on the condition that it will not form a primary basis for any investment decision.

     Although a registration statement (including a form of prospectus) relating to the securities described in the information in the computational materials has been filed with the Securities and Exchange Commission and is effective, the prospectus supplement and accompanying prospectus relating to the securities described in the information in the computational materials have not been filed with the Securities and Exchange Commission. You must refer to the prospectus supplement and accompanying prospectus for definitive information on any matter described in the computational materials. Your investment decision should be based only on the data in the prospectus supplement and accompanying prospectus. The prospectus supplement and accompanying prospectus contain data that is current as of the applicable publication dates and after publication may no longer be complete or current. The prospectus supplement and accompanying prospectus may be updated by information subsequently filed with the Securities and Exchange Commission.

     You may obtain the prospectus supplement and accompanying prospectus by contacting the Banc of America Syndicate Desk at (704) 386-9690 or the Salomon Syndicate Desk at (212) 723-6171.


     [THE FOLLOWING LANGUAGE APPEARS AT THE BOTTOM OF EVERY PAGE HEREAFTER]

This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer please contact your financial advisor at Banc of America or Salomon immediately.

                            UACSC 2001-A Owner Trust
                             Computational Materials
                               Subject to Revision
                            Dated as of March 5, 2001

                                SUMMARY OF TERMS

     The definitions or references to capitalized terms used in these materials can be found on the pages indicated in the "Index of Terms" on page 28 of these materials.

Issuer

The UACSC 2001-A Owner Trust, a Delaware business trust, will issue the notes described in these materials.

Seller

UAC Securitization Corporation is the seller and the depositor of the trust. The seller will transfer the automobile receivables and related property to the trust.

Servicer

Union Acceptance Corporation ("UAC") will act as the servicer of the trust. The servicer will receive and apply payments on the automobile receivables, service the collection of the receivables and direct the trustees to make the appropriate payments to the noteholders and the certificateholder. The servicer will receive a monthly servicing fee as compensation for its services.

Indenture Trustee

BNY Midwest Trust Company, a subsidiary of The Bank of New York, will serve as the indenture trustee under the terms of an indenture between the trust and the indenture trustee.

Owner Trustee

First Union Trust Company, National Association will serve as the owner trustee under the terms of a trust and servicing agreement between the seller, the servicer and the owner trustee.

Initial Cut-Off Date

The initial cut-off date is the close of business on February 23, 2001. Receivables included in the trust will have been initially acquired by UAC on or before this date. After the initial cut-off date, subsequent receivables may be transferred to the trust during the funding period.

Closing Date

The closing date will be on or about March 12, 2001.

The Notes

On the closing date, the trust will issue the class A-1 notes, the class A-2 notes, the class A-3 notes, the class A-4 notes, the class B notes and the class C notes, as described below, under an indenture between the trust and the indenture trustee. We are offering the class A-1 notes, the class A-2 notes, the class A-3 notes, the class A-4 notes and the class B notes for sale in these materials. The notes are non-recourse obligations of the trust and are secured by certain assets of the trust. The interest rates and initial principal balances of the class A notes and the class B notes are as follows:

                    Interest Rate   Initial Aggregate
 Class               (per annum)     Principal Balance

  A-1                                   $99,000,000
  A-2                                  $141,000,000
  A-3                                  $142,000,000
  A-4                                  $150,270,000
  B                                     $35,000,000

The trust will also issue the class C notes, which initially will be retained by the seller. The interest rate on the class C notes is ____%, and the initial aggregate principal balance is $5,730,000. We are not offering the class C notes for sale by these materials.

Payment Date

The trust will pay interest and principal on the notes on the eighth calendar day of each month or, if such day is not a business day, on the next business day. Additionally, if the class A-1 notes are still outstanding after the March 2002 payment date, the class A-1 notes will be payable in full on April 5, 2002. The payments will begin on April 9, 2001 and will be made to holders of record of the notes as of the record date, which will be the business day before the payment date. However, if definitive notes are issued, the record date will be the last day of the collection period related to the payment date. The collection period with respect to any payment date (other than the initial payment date) is the calendar month immediately preceding the calendar month in which such payment date occurs. The collection period with respect to the initial payment date will begin on February 23, 2001 and end on March 31, 2001.

Interest on the Notes

Interest on the class A-1 notes will be calculated on the basis of a 360-day year and the actual number of days from the previous payment date through the day before the related payment date. Interest on all other classes of notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. See "Yield and Prepayment Considerations" in these materials.

Class  A-1  Monthly  Interest.   Generally,   the  amount  of  monthly  interest
distributable to the class A-1 noteholders on each payment date is the product of:

     (1)  1/360th of the interest rate for the class A-1 notes;

     (2) the actual number of days from the previous payment date through the day before the related payment date; and

     (3) the aggregate outstanding principal balance of the class A-1 notes on the preceding payment date (after giving effect to all payments to noteholders on such date).

Monthly  Interest for Other  Notes.  Generally,  the amount of monthly  interest
distributable   to  each  class  of  noteholders   (other  than  the  class  A-1
noteholders) on each payment date is the product of:

     (1) one-twelfth of the interest rate applicable to such class of notes; and

     (2) the aggregate outstanding principal balance of such class on the preceding payment date (after giving effect to all payments to noteholders on such date).

Monthly Interest on First Payment Date. The amount of interest distributable on the first payment date of April 9, 2001 will be based upon the initial aggregate principal balance of the applicable class of notes and will accrue from the closing date through the day before the first payment date (and in the case of all of the notes other than the class A-1 notes, assuming that every month has 30 days).

Note Principal

The trust will distribute principal on each payment date to the noteholders of record as of the record date. Generally, the amount of monthly principal the trust will pay is equal to the decrease in the outstanding principal balance of the receivables pool during the preceding calendar month.

Generally, principal will be distributed to the noteholders in the order of the alpha-numeric designation of each class of the notes, starting with the class A-1 notes and ending with the class C notes. For example, no principal will be distributed to the class A-2 noteholders until the outstanding principal balance of the class A-1 notes has been reduced to zero. No principal will be distributed to the class B noteholders until the principal of all of the class A notes has been paid in full. No principal will be distributed to the class C noteholders until the principal of all of the class A notes and class B notes has been paid in full. See "Risk Factors -- Some Notes Are More at Risk Than Others If There Are Losses on the Receivables" in these materials.

The trust must pay the outstanding principal balance of each class of notes, to the extent not previously paid, by the final maturity date for such class of notes as follows:

       Class               Final Maturity Date
       -----               -------------------
        A-1                April 5, 2002
        A-2                May 10, 2004
        A-3                November 8, 2005
        A-4                July 9, 2007
         B                 January 8, 2008

Since the rate of payment of principal of each class of notes depends greatly upon the rate of payment of principal on the receivables (including voluntary prepayments and principal paid in respect of defaulted receivables and purchased receivables), the final payment in respect of each class of notes could occur significantly earlier than the respective final maturity dates.

The Certificate

In addition to the notes, the trust will issue an automobile receivable backed certificate pursuant to the trust and servicing agreement. The certificate represents an undivided beneficial ownership interest in the trust and will be retained by the seller. We are not offering the certificate for sale in this offering.

The Trust Assets

The trust will pledge its assets to the indenture trustee as collateral for the repayment of the notes. The trust assets will include:

     o a pool of simple interest and precomputed interest installment sale and installment loan contracts originated in various states in the United States of America, secured by new and used vehicles, with an aggregate principal amount on February 23, 2001, of $430,003,160.49;

     o certain monies (including accrued interest) due in respect of the receivables as of and after February 23, 2001, but excluding accrued interest paid before the closing date;

     o security interests in the related vehicles financed through the receivables;

     o funds on deposit in a collection account, a spread account and a pre-funding account;

     o any proceeds from claims on certain insurance policies relating to the financed vehicles or the related obligors;

     o    any lender's single interest insurance policy;

     o an unconditional and irrevocable insurance policy issued by MBIA Insurance Corporation guaranteeing payments of principal and interest on the class A notes and the class B notes only; and

     o certain rights under the agreements by which the receivables are sold from UAC to the seller and from the seller to the trust.

The trust will acquire its assets from the seller pursuant to the trust and servicing agreement. See "Formation of the Trust" in these materials.

Pre-funding Feature

Approximately $143,000,000 of the proceeds of the notes will be held by the indenture trustee in a pre-funding account and will be used to purchase subsequent receivables from the seller. The trust will purchase the subsequent receivables from time to time on or before April 30, 2001, from funds on deposit in the pre-funding account.

We do not expect these subsequent receivables to be materially different from the receivables acquired by the trust on the closing date. See "The Receivables Pool -- Eligibility Criteria" in these materials.

Spread Account; Rights of the Certificateholder

The trust will establish a spread account on the closing date for the benefit of the noteholders and the insurer. On the closing date and on each subsequent transfer date in connection with the transfer of subsequent receivables to the trust, we will deposit into the spread account the amount, if any, required by the insurer. The spread account will hold the excess, if any, of the collections on the receivables over the amounts which the trust is required to pay to the noteholders, the servicer and the insurer. The amount of funds available for payment to noteholders on any payment date will consist of funds from the following sources:

     (1) payments received from obligors in respect of the receivables (net of any amount required to be deposited to the payahead account in respect of precomputed receivables);

     (2) any net withdrawal from the payahead account in respect of precomputed receivables;

     (3) interest earned on funds on deposit in the collection account and the pre-funding account;

     (4)  liquidation proceeds received in respect of receivables;

     (5) advances received from the servicer in respect of interest on certain delinquent receivables;

     (6)  any amount remaining in the pre-funding account after April 30, 2001;

     (7)  the pre-funding reserve amount for such payment date; and

     (8) amounts received in respect of required repurchases or purchases of receivables by UAC or the servicer.

If the amount of available funds for any payment date is not sufficient to pay:

     (1) the amounts owed to the servicer (including the monthly servicing fee and reimbursement for advances made by the servicer to the trust), and

     (2) the required payments of interest and principal to the noteholders (including required payments of interest to the class B noteholders or the class C noteholders after an event of default under the indenture), the indenture trustee will withdraw funds from the spread account (up to the amount on deposit in the spread account) to make such payments. If the amount in the spread account is not sufficient to make such payments, amounts to be distributed on the class C notes with respect to principal and interest will be reduced, and, if a shortfall remains in required payments to class A or class B noteholders, the indenture trustee will draw on the policy to make payments to the class A and the class B noteholders.

If the amount on deposit in the spread account is zero and there is a default under the policy, amounts to be distributed to the class A and the class B noteholders will be reduced in the following order:

     (1) class B monthly principal,

     (2) class B monthly interest,

     (3) class A monthly principal, pro rata, and

     (4) class A monthly interest, pro rata.

Any losses on the receivables will be borne directly by the class C noteholders (up to the full class C note balance at the time the loss is incurred), then by the class B noteholders (up to the full class B note balance at the time a loss is incurred) and then by the class A noteholders pro rata (to the extent of the outstanding class or classes of class A notes at such time). See "Risk Factors -- You May Incur a Loss If There is a Default Under the Policy" and "-- Some Notes are More at Risk than Others If There are Losses on the Receivables" in these materials.

The trust will be required to maintain a specified amount on deposit in the spread account through the deposit of excess collections, if any, on the receivables. The required spread amount will be set forth in the indenture.

In no event will the amount on deposit in the spread account exceed the aggregate outstanding principal balance of the notes.

Any amount on deposit in the spread account on any payment date in excess of the required spread amount (after all other required deposits to and withdrawals from the spread account have been made) will be distributed to the certificateholder. Any such distribution to the certificateholder will no longer be an asset of the trust.

We intend for the amount on deposit in the spread account to grow over time to the required spread amount through the deposit of the excess collections, if any, on the receivables. However, we cannot assure you that the amount on deposit in the spread account will actually grow to the required spread amount.

If net losses on the receivables pool exceed the levels set forth in the insurance and reimbursement agreement among the seller, the trust, the UAC funding subsidiaries participating in the transaction (the "Funding Subsidiaries"), UAC, in its individual capacity and as servicer, and the insurer, the required spread amount will be increased to the amount set forth in the indenture (unless waived by the insurer and the class C noteholders). The required spread amount may be increased:

     (1) if the servicer defaults, fails to perform its obligations, or breaches a material representation under the trust and servicing agreement, the indenture or the insurance and reimbursement agreement; or

     (2) upon the occurrence of certain other events described in the insurance and reimbursement agreement generally involving the performance of the receivables.

The Policy

The seller will obtain an unconditional and irrevocable insurance policy. Subject to the terms of the policy, the insurer will guarantee the payment of monthly interest and insured monthly principal on the class A notes and the class B notes only, up to the policy amount. The policy will not cover any payments to the class C noteholders.

In addition, the policy will cover any amount paid or required to be paid by the trust to the class A noteholders or the class B noteholders, which amount is guaranteed by the policy and is sought to be recovered as a voidable preference by a trustee in bankruptcy of UAC, the seller or any of the Funding Subsidiaries under the United States Bankruptcy Code in accordance with a final nonappealable order of a court having competent jurisdiction.

Policy Amount

The policy amount with respect to any payment date will be:

(a)  the sum of:

     (1) the monthly servicing fee;

     (2) class A monthly interest and class B monthly interest;

     (3) the lesser of (i) the outstanding aggregate principal balance of the class A notes and the class B notes on such payment date (after giving effect to any distributions of available funds and any funds withdrawn from the spread account to pay monthly principal on such payment date) and (ii) the initial aggregate principal balances of the class A notes and the class B notes minus all amounts withdrawn from the spread account or drawn on the policy with respect to monthly principal;

         less:

(b) all amounts on deposit in the spread account on such payment date (after giving effect to any amounts withdrawn from the spread account on such date).

Insurer

MBIA Insurance Corporation is the insurer and, subject to the terms of the policy, will unconditionally and irrevocably guarantee the payment of monthly interest and insured monthly principal on the class A notes and the class B notes only. The insurer will not guarantee any payments to the class C noteholders. See "The Insurer" in these materials.

Indenture Default; Control by the Insurer and Noteholders

Certain events will cause events of default under the indenture. If an indenture default occurs and the insurer is not in default under the policy and still has obligations under the policy, the insurer may declare the indenture default and control the remedy for such default. If an indenture default occurs and the insurer is in default under the policy or has no further obligations under the policy, the noteholders holding notes evidencing at least two-thirds of the outstanding principal balances of the notes may declare the indenture default and control the remedy.

The party that controls the remedy may give notice of acceleration and declare the principal of the notes to be immediately due and payable. The rights and remedies of the insurer and the noteholders upon the occurrence of an indenture default may include the right to direct the indenture trustee to liquidate the property of the trust. See "Risk Factors -- Noteholders Have a Limited Right to Declare Indenture Defaults or Remedies" in these materials.

Legal Investment

The class A-1 notes will be eligible for purchase by money market funds under Rule 2a-7 of the Investment Company Act of 1940, as amended.

Optional Redemption

The servicer has the right to purchase all of the receivables as of the last day of any collection period on which the aggregate principal balance of all classes of the notes, including the class C notes, on the related payment date (after the payment of all amounts to be paid on such payment date) will be equal to or less than 10% of the initial aggregate principal balance of all classes of notes, including the class C notes. We will redeem the notes as a result of such a purchase of the receivables.

The purchase price for the receivables will be equal to the fair market value of the receivables; provided that such amount may not be less than the sum of:

     (1) 100% of the outstanding aggregate principal balance of all classes of notes, including the class C notes,

     (2) accrued and unpaid interest on the outstanding principal balances of all outstanding classes of notes, including the class C notes, at the weighted average interest rate of such notes, and

     (3)  any amounts due the insurer.

Mandatory Redemption

If any amounts remain in the pre-funding account on April 30, 2001, certain classes of notes will be redeemed in part on the immediately succeeding payment date. The principal amount of each class of notes to be prepaid will be an amount equal to that class's pro rata share of the amounts remaining in the pre-funding account. However, if the aggregate amount remaining in the pre-funding account is $100,000 or less, that amount will be applied exclusively to reduce the outstanding principal amount of the class of notes then entitled to receive principal distributions.

Increase of the Class A-4 Interest Rate, the Class B Interest Rate and the Class C Interest Rate

If the servicer does not exercise its rights with respect to the optional redemption on the first payment date that the optional redemption is permitted, each of the class A-4 interest rate, the class B interest rate and the class C interest rate will be increased by 0.50% after such date.

Tax Status

In the opinion of special tax counsel to the seller, for federal income tax purposes:

     o   the class A notes will be characterized as debt,

     o   the class B notes may be characterized as debt or as equity, and

     o the trust will not be treated as an association taxable as a corporation or as a "publicly traded partnership" taxable as a corporation.

The owner trustee, the indenture trustee, the noteholders and the certificateholder will agree to treat the notes as indebtedness for federal income tax purposes. Should the class B notes be characterized as equity, a non-U.S. person, a tax-exempt entity or an individual who is a class B noteholder may suffer adverse tax consequences. Accordingly, such persons may not be suitable investors for the class B notes.

Ratings

On the closing date, each class of notes offered by these materials will be issued only if such class receives ratings from Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. as follows:

                                    Rating
                                    ------
       Class              Moody's               S&P
       -----              -------               ---
        A-1                 P-1                 A-1+
        A-2                 Aaa                 AAA
        A-3                 Aaa                 AAA
        A-4                 Aaa                 AAA
         B                  Aaa                 AAA

A rating is not a recommendation to buy, sell or hold the notes and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Risk Factors -- A Change in the Note Ratings May Adversely Affect the Notes" in these materials.

ERISA Considerations

The class A notes may be eligible for purchase by employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Any benefit plan fiduciary considering the purchase of notes should, among other things, consult with experienced legal counsel in determining whether all required conditions for such purchase have been satisfied. While exemptive relief may be available to permit benefit plans to purchase the class B notes, benefit plan fiduciaries should consult with their tax and legal advisors regarding the consequences of the class B notes being characterized as equity for federal income tax purposes. Specifically, benefit plan fiduciaries should be aware that such characterization would cause income on the class B notes to be considered "unrelated business taxable income" for tax-exempt investors, including benefit plans.

                                  RISK FACTORS

     You should carefully consider the risk factors set forth below as well as the other investment considerations described in such documents as you decide whether to purchase the notes.

If All Money on Deposit             Our ability to acquire sufficient subsequent
in the Pre-funding Account          receivables  for  further  transfer  to  the
Is Not Used to Purchase             trust may be affected by a variety of social
Subsequent Receivables, You May     and  economic  factors,  including  interest
Be Exposed to Reinvestment Risk.    rates,  unemployment  levels,  the  rate  of
                                    inflation   and   consumer   perception   of
                                    economic conditions generally.

                                    If sufficient  receivables  are not acquired
                                    to  use  all   money  on   deposit   in  the
                                    pre-funding  account by April 30,  2001,  we
                                    will be obligated to redeem a portion of all
                                    or some classes of the notes. If a mandatory
                                    redemption   occurs,   you  will  receive  a
                                    principal prepayment. You will bear the risk of reinvesting any prepayment.

                                    If you are repaid principal on the notes earlier than you expect, you may not be able to reinvest the principal repaid to you at a rate of return that is at least equal to the rate of return on your notes.

You May Not Be Able to  Resell      There is currently  no secondary  market for
the Notes.                          the notes. The underwriters currently intend
                                    to make a market  to  enable  resale  of the
                                    notes, but are under no obligation to do so.
                                    As  such,   we  cannot  assure  you  that  a
                                    secondary market will develop for your notes
                                    or, if one does  develop,  that such  market
                                    will   provide   you   with   liquidity   of
                                    investment or that it will continue for the life of your notes.

The Notes Are Obligations           The notes are  obligations of the trust only
of the Trust Only and Are Not and do not represent an interest in or Guaranteed by Any Other Party. obligation of the seller, UAC, any of their
                                    affiliates    or   any   other    party   or
                                    governmental  body.  Except for the  policy,
                                    which  pertains to the class A notes and the
                                    class B notes only,  the notes have not been
                                    insured  or   guaranteed  by  any  party  or
                                    governmental body. See "The Insurer" in these materials.

The Amount in the Spread Account If the amount of available funds on any May Not Be Sufficient to Assure payment date is not sufficient to pay
Payment of Principal and Interest.  monthly   interest  and  monthly   principal
                                    (after   payment  of  amounts  owed  to  the
                                    servicer) to you, the indenture trustee will withdraw funds from the spread account, up to the full balance of the funds on deposit in such account.

                                    The amount on deposit in the spread account may increase over time to an amount equal to the required spread amount. We cannot assure you that such growth will occur or that the balance in the spread account will always be sufficient to assure payment in full of monthly interest and monthly principal. If the amount on deposit in the spread account is reduced to zero (after giving effect to all deposits and withdrawals from the spread account), in the case of the class A notes and the class B notes, the indenture trustee will then draw on the policy, up to the policy amount, in an amount equal to any remaining shortfall in respect of class A and class B monthly interest and insured monthly principal.

You May Incur a Loss If There       If the spread account is reduced to zero and
Is a Default Under the Policy.      the insurer  defaults under the policy,  the
                                    trust will depend  solely on payments on and
                                    proceeds  from  the   receivables   to  make
                                    payments on the notes. The insurer will default under the policy if it fails to pay any required amount to the trust when due, for any reason, including the insolvency of the insurer.

                                    If the trust does not have sufficient  funds
                                    to  fully  make  the  required  payments  to
                                    noteholders  on  a  payment  date  during  a
                                    default  by  the  insurer,   amounts  to  be
                                    distributed  on the  notes  on such  payment
                                    date  will   generally  be  reduced  in  the
                                    following order:

                                        1. class C monthly principal,

                                        2. class C monthly interest,

                                        3. class B monthly principal,

                                        4. class B monthly interest,

                                        5. class A monthly principal,  pro rata,
                                           and

                                        6. class A monthly interest, pro rata.

                                    See "The Receivables Pool -- Delinquencies and Net Losses" and "-- Delinquency and Credit Loss Experience" in these materials.

Some Notes Are More at Risk Than    Principal  will  be  paid  on the  notes  in
Others If There Are Losses on       alpha-numeric  order,   beginning  with  the
the Receivables.                    class A-1 notes and ending  with the class C
                                    notes,  with  certain  exceptions  noted  in
                                    these  materials  if  an  indenture  default
                                    occurs.  Because  payments of principal will
                                    be  applied  first to the class  A-1  notes,
                                    second to the class A-2 notes,  third to the
                                    class  A-3  notes,  fourth  to the class A-4
                                    notes,  fifth  to the  class  B  notes,  and
                                    finally  to the class C notes,  in the event
                                    the insurer  defaults under the policy after
                                    the  class  A-1  notes  have  been  fully or
                                    partially   repaid   and  before  the  other
                                    classes  of notes  have been  fully  repaid,
                                    delinquencies,     defaults    and    losses
                                    experienced on the receivables will have a disproportionately greater effect on the classes of notes which pay principal to noteholders later.


Some Payments on the Notes Are      Interest   due  on  the  class  B  notes  is
Subordinate  to Other Payments on   subordinate   in   priority  of  payment  to
the Notes.                          interest  due on the class A notes,  and, on
                                    the final maturity date for a class of class
                                    A notes or after an event of default under the indenture, interest due on the class B notes is subordinated to principal due on such class A notes. Principal due on the class B notes is subordinated to principal and interest due on the class A notes.
                                    Consequently, after an insurer default, the class B noteholders will not receive any interest on a payment date until the full amount of interest on the class A notes due on such payment date has been paid, and, if such payment date is on or after the final maturity date for a class of class A notes or an event of default under the indenture, the class B noteholders will not receive any interest until all principal on such class A notes has been paid in full. No principal will be paid on the class B notes until each class of class A notes has been paid in full.

                                    In the  event of a default  by the  insurer,
                                    the class B notes  will be more at risk than
                                    the  class  A  notes  due to  delinquencies,
                                    defaults  and  losses   experienced  on  the
                                    receivables.

Noteholders Have a Limited Right The insurer is the only party that has the to Declare Indenture Defaults right to declare an indenture default and
or Remedies.                        control the remedy for such default,  unless
                                    the  insurer is in default  under the policy
                                    or the policy has  terminated  in accordance
                                    with   its   terms,   in   which   case  the
                                    noteholders will have such right subject to applicable voting requirements.

                                    If an indenture default occurs,  the insurer
                                    or, in certain  limited  circumstances,  the
                                    noteholders,   will   have   the   right  to
                                    accelerate the payment of principal of the notes and, possibly, to direct the indenture trustee to liquidate the trust property.

                                    Following   an   indenture   default,    the
                                    indenture trustee and the owner trustee will continue to submit claims under the policy to enable the trust to make payments to the class A and class B noteholders each month. However, following an indenture default, the insurer may elect to prepay all or any portion of the outstanding class A notes and class B notes, plus accrued interest.

A Change in the Note Ratings  May   Moodys  Investors  Service  and  Standard  &
Adversely Affect the  Notes.        Poors   Ratings   Services  are  the  rating
                                    agencies  rating the  notes.  The rating for
                                    any  class of notes  will  reflect  only the
                                    view  of  the  relevant  rating  agency.  We
                                    cannot  assure you that any such rating will
                                    continue  for any period of time or that any
                                    rating  will  not be  revised  or  withdrawn
                                    entirely  by such  rating  agency if, in its
                                    judgment,   circumstances   so  warrant.   A
                                    revision or withdrawal of such rating may have an adverse effect on the liquidity and market price of your notes. A rating is not a recommendation to buy, sell or hold the notes.

The Transfer of Subsequent          Because the subsequent  receivables  are not
Receivables to the Trust May        included  in the  initial  receivables,  the
Alter the Characteristics           receivables pool's characteristics after the
of the Receivables Pool.            transfer of  subsequent  receivables  to the
                                    pool may vary from the initial receivables pool's characteristics.

                             FORMATION OF THE TRUST

     The trust is a business trust formed under the laws of the State of Delaware under a trust and servicing agreement between the seller, the servicer and the owner trustee. The trust was formed solely for the purpose of accomplishing the transactions described in these materials. Upon formation, the trust will not engage in any business activity other than:

     o acquiring, managing and holding the receivables and related interests described in these materials;

     o    issuing the notes and the certificate;

     o    making payments and  distributions  on the notes and the  certificate;
          and

     o engaging in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the above listed activities or are incidental to those activities.

     Pursuant to an indenture between the trust and the indenture trustee, the trust will grant a security interest in the trust assets in favor of the indenture trustee on behalf of and for the benefit of the noteholders and the insurer. The seller will transfer the trust assets to the owner trustee in exchange for the certificate and the cash proceeds of the notes. The seller will retain the certificate. UAC will service the receivables pursuant to the trust and servicing agreement and will receive compensation for acting as the servicer. To facilitate servicing and to minimize administrative burden and expense, the servicer will serve as custodian of the receivables for the owner trustee. However, the servicer will not stamp the receivables to reflect the sale and assignment of the receivables to the trust or the indenture trustee or make any notation of the indenture trustee's lien on the certificates of title of the financed vehicles. In the absence of such notation on the certificates of title, the trust or the indenture trustee may not have perfected security interests in the financed vehicles securing the receivables. Under the terms of the trust and servicing agreement, UAC may delegate its duties as servicer and custodian; however, any such delegation will not relieve UAC of its liability and responsibility with respect to such duties.

     The trust will establish a spread account for the benefit of the noteholders and the insurer and will obtain the policy for the benefit of the class A and the class B noteholders. The indenture trustee will draw on the policy, up to the policy amount, if available funds and the amount on deposit in the spread account (after paying amounts owed to the servicer) are not sufficient to fully distribute class A monthly interest, class B monthly interest and insured monthly principal payable to the class A and the class B noteholders. If the spread account is reduced to zero and there is a default under the policy, the trust will look only to the obligors on the receivables and the proceeds from the repossession and sale of financed vehicles that secure defaulted receivables for payments of interest and principal on the notes. In such event, certain factors, such as the indenture trustee not having perfected security interests in some of the financed vehicles, may affect the trust's ability to realize on the collateral securing the receivables, and thus may reduce the proceeds to be distributed to the noteholders.

                              THE RECEIVABLES POOL

Eligibility Criteria

     The receivables were or will be selected from the portfolios of the Funding Subsidiaries for purchase by the seller according to several criteria, including that each receivable:

     o has an original number of payments of not more than 84 payments and not less than twelve payments (except that approximately 0.54% of the aggregate principal balance of the receivables as of the initial cut-off date consist of receivables that have been amended or modified after origination to provide that the number of payments from the time of origination to maturity may exceed 84 payments);

     o has a remaining maturity of not more than 84 months and not less than three months;

     o provides for level monthly payments that fully amortize the amount financed over the original term; and

     o has a contract rate of interest (exclusive of prepaid finance charges) of not less than 6.25%.

     No selection procedures adverse to the noteholders were or will be utilized in selecting the receivables (including the subsequent receivables) to be conveyed to the trust.

     The Funding Subsidiaries will not transfer any subsequent receivables to the trust unless, as of each subsequent cut-off date, each subsequent receivable satisfies the receivable eligibility criteria specified in this section. In addition, the trust's obligation or right to purchase the subsequent receivables is subject to the condition that all of the receivables held by the trust, including the subsequent receivables to be transferred, meet the following criteria after the transfer of the subsequent receivables:

     o    not  more  than  80%  of  the  aggregate   principal  balance  of  the
          receivables will represent used vehicles;

     o the receivables' weighted average contract rate will not be less than 13.30%;

     o the receivables' weighted average remaining maturity on the related subsequent cut-off date will not be greater than 76 months; and

     o    not  more  than  12%  of  the  aggregate   principal  balance  of  the
          receivables will have been originated in the State of Texas; and

     o no receivable will have a final scheduled payment date later than June 30, 2008.

     Because the subsequent receivables are not included in the initial receivables, the receivables pool's characteristics after the transfer of subsequent receivables to the pool may vary from the initial receivables pool's characteristics. However, because the subsequent receivables must satisfy the eligibility criteria, we do not expect the characteristics of the receivables pool to be materially different.

Composition

     The statistical information presented in these materials is based on the receivables as of the initial cut-off date, which is February 23, 2001. As of the initial cut-off date, the receivables have an aggregate principal balance of $430,003,160.49. The seller will acquire subsequent receivables after the initial cut-off date.

     As of the initial cut-off date:

     o    the  weighted  average  remaining   maturity  of  the  receivables  is
          approximately 71 months;

     o approximately 99.97% of the aggregate principal balance of the receivables are simple interest contracts which provide for equal monthly payments;

     o approximately 0.03% of the aggregate principal balance of the receivables are precomputed receivables originated in the State of California, and all of such precomputed receivables are rule of 78's receivables; and

     o approximately 27.06% of the aggregate principal balance of the receivables represent financing of new vehicles, and the remainder of the receivables represent financing of used vehicles.

     Receivables representing approximately 10% of the aggregate principal balance of the receivables as of February 23, 2001, were originated in the State of Texas. The performance of the receivables in the aggregate could be adversely affected in particular by the development of adverse economic conditions in such state.

             Composition of the Receivables by Financed Vehicle Type
                            as of February 23, 2001

                                                                                                      Weighted
                                                                    Aggregate          Original        Average
                                                   Number of        Principal         Principal       Contract
                                                  Receivables        Balance           Balance          Rate
                                                  -----------        -------           -------          ----
New..............................................     5,914     $116,342,339.98    $127,537,851.62     12.76%
Used.............................................    21,862      313,660,820.51     343,983,680.60     13.74%
                                                     ------     ---------------    ---------------     ------
All Receivables..................................    27,776     $430,003,160.49    $471,521,532.22     13.47%
                                                     ======     ===============    ===============

                                    Weighted         Weighted         Percent
                                     Average          Average       of Aggregate
                                    Remaining        Original        Principal
                                     Term(1)          Term(1)        Balance(2)
                                    ----------       ----------      ----------
New  ...............................74.78 mos.       79.38 mos.         27.06%
Used ...............................70.22 mos.       73.99 mos.         72.94
                                    ----------       ----------        -------
All Receivables.....................71.45 mos.       75.45 mos.        100.00%
                                                                       =======
-----------------
(1)  Based on scheduled maturity and assuming no prepayments of the receivables.
(2)  Sum may not equal 100% due to rounding.



         Distribution of the Receivables by Financed Vehicle Model Year
                             as of February 23, 2001

                                                                Percent                            Percent
                                                                of Total         Aggregate       of Aggregate
   Model                                       Number of        Number of        Principal        Principal
   Year                                       Receivables     Receivables(1)      Balance          Balance(1)
 --------                                     -----------     --------------   ---------------    ------------
1991 and earlier..........................        604             2.17%        $  2,556,355.88         0.59%
1992 .....................................        647             2.33            3,464,005.10         0.81
1993 .....................................      1,140             4.10            7,168,399.13         1.67
1994 .....................................      1,578             5.68           12,109,554.47         2.82
1995 .....................................      2,449             8.82           23,669,150.52         5.50
1996 .....................................      2,618             9.43           31,498,431.54         7.33
1997 .....................................      3,646            13.13           56,851,130.43        13.22
1998 .....................................      3,673            13.22           62,734,818.07        14.59
1999 .....................................      3,213            11.57           59,815,436.99        13.91
2000 .....................................      4,372            15.74           86,236,114.90        20.05
2001 .....................................      3,836            13.81           83,899,763.46        19.51
                                               ------           -------        ---------------       -------
Total.....................................     27,776           100.00%        $430,003,160.49       100.00%
                                               ======           =======        ===============       =======

-----------------
(1) Sum may not equal 100% due to rounding.



                Distribution of the Receivables by Contract Rate
                             as of February 23, 2001

                                                                 Percent                            Percent
                                                                of Total         Aggregate        of Aggregate
                                               Number of        Number of        Principal         Principal
Contract Rate Range                           Receivables     Receivables(1)      Balance          Balance(1)
---------------------------                   -----------     --------------   ---------------    -----------
    Less Than 7.000%....................            3              0.01%       $     30,689.43        0.01%
     7.000 to 7.999%....................           78              0.28           1,283,996.75        0.30
     8.000 to 8.999%....................          231              0.83           3,354,648.02        0.78
     9.000 to 9.999%....................          628              2.26          10,504,468.44        2.44
   10.000 to 10.999%....................        1,816              6.54          28,106,438.16        6.54
   11.000 to 11.999%....................        3,269             11.77          51,149,841.41       11.90
   12.000 to 12.999%....................        5,520             19.87          84,387,021.04       19.62
   13.000 to 13.999%....................        6,371             22.94         101,267,302.65       23.55
   14.000 to 14.999%....................        5,464             19.67          85,093,358.85       19.79
   15.000 to 15.999%....................        2,314              8.33          35,463,437.06        8.25
   16.000 to 16.999%....................        1,033              3.72          15,281,332.98        3.55
   17.000 to 17.999%....................          535              1.93           7,596,835.47        1.77
   18.000 to 18.999%....................          404              1.45           5,506,497.48        1.28
   19.000 to 19.999%....................           40              0.14             465,329.62        0.11
   20.000 to 20.999%....................           17              0.06             167,198.96        0.04
   21.000 to 21.999%....................           40              0.14             243,833.74        0.06
   22.000 to 22.999%....................            3              0.01              27,045.91        0.01
   23.000 to 23.999%....................            4              0.01              33,402.26        0.01
   24.000 to 24.999%....................            4              0.01              34,757.94        0.01
   25.000 to 25.999%....................            2              0.01               5,724.32        0.00
                                               ------            -------       ---------------      -------
      Total.............................       27,776            100.00%       $430,003,160.49      100.00%
                                               ======            =======       ===============      =======

------------------
(1) Sum may not equal 100% due to rounding.


                Distribution of the Receivables by Remaining Term
                             as of February 23, 2001

                                                          Percent                                     Percent
                                                          of Total                Aggregate        of Aggregate
      Remaining                     Number of            Number of                Principal          Principal
      Term Range                   Receivables          Receivables (1)            Balance           Balance(1)
----------------------------       -----------          ---------------       ---------------       -----------
  1 to 12 months.............          798                   2.87%            $  1,953,479.00            0.45%
13 to 24 months..............        2,220                   7.99               11,170,355.89            2.60
25 to 36 months..............          931                   3.35                7,185,292.28            1.67
37 to 48 months..............        1,077                   3.88                9,544,536.13            2.22
49 to 60 months..............        3,262                  11.74               43,694,437.00           10.16
61 to 72 months..............        7,834                  28.20              127,425,084.88           29.63
73 to 84 months..............       11,654                  41.96              229,029,975.31           53.26
                                    ------                 -------            ---------------          -------
   Total.....................       27,776                 100.00%            $430,003,160.49          100.00%
                                    ======                 =======            ===============          =======

-------------------
(1)  Sum may not equal 100% due to rounding.



                   Geographic Distribution of the Receivables
                             as of February 23, 2001

                                                            Percent                                    Percent
                                                           of Total               Aggregate         of Aggregate
                                    Number of              Number of              Principal          Principal
     State (1) (2)                 Receivables          Receivables (3)           Balance            Balance (3)
----------------------             -----------          ---------------       ---------------        -----------
Arizona......................          714                   2.57%            $  9,998,237.93            2.33%
California...................        1,987                   7.15               31,209,497.24            7.26
Colorado.....................          614                   2.21                9,190,303.48            2.14
Connecticut..................          144                   0.52                2,325,957.87            0.54
Delaware.....................          208                   0.75                3,281,038.67            0.76
Florida......................        1,658                   5.97               25,799,746.58            6.00
Georgia......................        1,145                   4.12               19,586,301.49            4.55
Idaho........................           86                   0.31                1,513,897.25            0.35
Illinois.....................        2,076                   7.47               30,504,666.12            7.09
Indiana......................        1,347                   4.85               19,845,014.84            4.62
Iowa ........................          541                   1.95                7,742,523.59            1.80
Kansas.......................          150                   0.54                2,317,291.22            0.54
Kentucky.....................          795                   2.86               12,644,272.86            2.94
Maine........................          299                   1.08                4,929,131.13            1.15
Maryland.....................          383                   1.38                6,016,771.44            1.40
Massachusetts................          540                   1.94                8,914,432.43            2.07
Michigan.....................          745                   2.68               12,780,392.88            2.97
Minnesota....................          439                   1.58                6,758,286.62            1.57
Missouri.....................          698                   2.51               11,486,083.12            2.67
Nebraska.....................          232                   0.84                3,467,087.93            0.81
Nevada.......................          272                   0.98                4,591,387.72            1.07
New Hampshire................          193                   0.69                3,092,382.72            0.72
New Jersey...................           80                   0.29                1,357,394.22            0.32
New Mexico...................          210                   0.76                3,313,208.89            0.77
New York.....................          363                   1.31                5,646,371.28            1.31
North Carolina...............        2,280                   8.21               35,205,904.38            8.19
Ohio ........................        1,351                   4.86               18,653,474.60            4.34
Oklahoma.....................        1,072                   3.86               15,302,763.48            3.56
Oregon.......................          225                   0.81                3,404,397.32            0.79
Pennsylvania.................          450                   1.62                7,186,419.81            1.67
Rhode Island.................           12                   0.04                  222,024.89            0.05
South Carolina...............          734                   2.64               11,816,522.35            2.75
South Dakota.................           27                   0.10                  500,823.39            0.12
Tennessee....................        1,039                   3.74               17,381,593.53            4.04
Texas........................        2,648                   9.53               42,853,750.66            9.97
Utah ........................          222                   0.80                3,920,765.61            0.91
Vermont......................           81                   0.29                1,334,922.31            0.31
Virginia.....................        1,016                   3.66               12,887,654.06            3.00
Washington...................          331                   1.19                6,160,447.61            1.43
Wisconsin....................          369                   1.33                4,860,016.97            1.13
                                    ------                 -------            ---------------          -------
   Total.....................       27,776                 100.00%            $430,003,160.49          100.00%
                                    ======                 =======            ===============          =======

----------------------
(1)  Based on address of the dealer selling the related financed vehicle.
(2) Receivables originated in Ohio were solicited by dealers for direct financing by UAC or its predecessor. All other receivables were originated by dealers and purchased from such dealers by UAC or its predecessor.
(3)  Sum may not equal 100% due to rounding.

Delinquencies and Net Losses

     We have set forth below certain information about the experience of UAC relating to delinquencies and net losses on the prime fixed rate retail vehicle receivables serviced by UAC. We cannot assure you that the delinquency and net loss experience of the receivables will be comparable to that set forth in the following tables.

                           Delinquency Experience (1)

                                                           At June 30,
                           ---------------------------------------------------------------------------
                                    1998                      1999                      2000
                           ----------------------    ----------------------    -----------------------
                                                                                (Dollars in thousands)
                            Number of                 Number of                 Number of
                           Receivables  Amount       Receivables   Amount      Receivables    Amount
                           -----------  ------       -----------   ------      -----------    ------
Servicing portfolio........  184,003   $1,978,920      213,746   $2,464,371      235,732   $2,848,150
Delinquencies
   30-59 days..............    3,179   $   32,967        3,962   $   41,475        4,204   $   45,442
   60-89 days..............    1,907       20,819        1,614       16,654        2,176       25,250
   90 days or more.........      657        6,993          670        6,754          886        9,710
                             -------   ----------      -------   ----------      -------   ----------
Total delinquencies........    5,743   $   60,779        6,246   $   64,883        7,266   $   80,402
                             =======   ==========      =======   ==========      =======   ==========
Total delinquencies as a
   percent of servicing
   portfolio...............     3.12%        3.07%        2.92%        2.63%        3.08%        2.82%



                                At December 31,           At December 31,
                                    1999                      2000
                            ---------------------     ---------------------
                             Number of                 Number of
                            Receivables  Amount       Receivables   Amount
                            -----------  ------       -----------   ------
Servicing portfolio........  217,904   $2,540,391      263,984   $3,324,102
Delinquencies
   30-59 days..............    4,636   $   49,988        5,792   $   64,651
   60-89 days..............    2,202       24,505        2,924       35,130
   90 days or more.........      944       10,151        1,444       16,462
                             -------   ----------      -------   ----------
Total delinquencies........    7,782   $   84,644       10,160   $  116,244
                             =======   ==========      =======   ==========
Total delinquencies as a
   percent of servicing
   portfolio...............     3.57%        3.33%        3.85%        3.50%




                           Credit Loss Experience (1)

                                                       Year Ended June 30,
                            -------------------------------------------------------------------------
                                    1998                     1999                      2000
                            ---------------------      --------------------      --------------------
                                                                               (Dollars in thousands)
                           Number of                 Number of                 Number of
                           Receivables    Amount     Receivables    Amount    Receivables    Amount
                           -----------    ------     -----------    ------    -----------    ------
Avg. servicing portfolio(2)  179,822   $1,922,977      202,187   $2,269,177      221,948   $2,610,803
                             -------   ----------      -------   ----------      -------   ----------
Gross charge-offs..........    7,909   $   87,325        7,752   $   82,437        8,548   $   95,815
Recoveries (3).............                33,546                    32,526                    38,863
                                       ----------                ----------                ----------
Net losses.................            $   53,779                $   49,911                $   56,952
                                       ==========                ==========                ==========
Gross charge-offs as a % of
   average servicing
   portfolio(4)............     4.40%        4.54%        3.83%        3.63%        3.85%        3.67%
Recoveries as a % of gross
   charge-offs.............                 38.41%                    39.45%                    40.56%
Net losses as a % of average
   servicing portfolio(4)..                  2.80%                     2.20%                     2.18%



                               Six Months Ended          Six Months Ended
                             December 31, 1999 (5)     December 31, 2000 (5)
                           -----------------------   -----------------------
                           Number of                 Number of
                           Receivables   Amount      Receivables   Amount
                           -----------   ------      -----------   ------
Avg. servicing portfolio(2)..217,102   $2,526,278      253,643   $3,153,060
                             -------   ----------      -------   ----------
Gross charge-offs..........    4,235   $   46,037        4,944   $   58,742
Recoveries (3).............                18,370                    23,485
                                       ----------                ----------
Net losses.................            $   27,667                $   35,257
                                       ==========                ==========
Gross charge-offs as a % of
   average servicing
   portfolio(4)............     3.90%        3.64%        3.90%        3.73%
Recoveries as a % of gross
   charge-offs............                  39.90%                    39.98%
Net losses as a % of average
   servicing portfolio(4)..                  2.19%                     2.24%


--------------------------
(1) There is generally no recourse to dealers under any of the receivables in the portfolio serviced by UAC, except to the extent of representations and warranties made by dealers in connection with such receivables.
(2) Equals the monthly arithmetic average, and includes receivables sold in prior securitization transactions.
(3) Recoveries include recoveries on receivables previously charged off, cash recoveries and unsold repossessed assets carried at fair market value.
(4) Variation in the size of the portfolio serviced by UAC will affect the percentages in "Gross charge-offs as a percentage of average servicing portfolio" and "Net losses as a percentage of average servicing portfolio."
(5) Percentages are annualized in "Gross charge-offs as a percentage of average servicing portfolio" and "Net losses as a percentage of average servicing portfolio" for partial years.

Delinquency and Credit Loss Experience

     As indicated in the foregoing delinquency experience table, the delinquency percentage for UAC's prime automobile portfolio based upon outstanding balances of receivables 30 days past due and over was 3.50% at December 31, 2000, compared to 3.33% at December 31, 1999, and 2.82% at June 30, 2000.

     As indicated in the foregoing credit loss experience table, net credit losses on UAC's prime automobile portfolio totaled approximately $35.3 million for the six months ended December 31, 2000, or 2.24% (annualized) of the average servicing portfolio, compared to $27.7 million, or 2.19% (annualized) for the six months ended December 31, 1999. For the year ended June 30, 2000, net credit losses on UAC's prime automobile portfolio totaled approximately $57.0 million, or 2.18% of the average servicing portfolio.

     Notwithstanding modest increases during the six months ended December 31, 2000, delinquency and credit loss percentages are within management's expectations and continue to exhibit relative stability. UAC attributes the overall strength of the portfolio to strong underwriting guidelines, based on improved risk-based portfolio analysis and focused collection efforts.

     Recoveries as a percentage of gross charge-offs on UAC's prime automobile portfolio were 39.98% for the six months ended December 31, 2000, compared to 40.56% and 39.90% for the year ended June 30, 2000 and the six months ended December 31, 1999, respectively. Overall recovery percentages have been relatively stable over the past year, bolstered in part by the significantly higher recovery rates UAC is able to realize by disposing of repossessed vehicles throughout its retail operation rather than at auction. Less than 15% of repossessed automobiles were sold at UAC's retail operation during the six months ended December 31, 2000.

     UAC's expectations with respect to delinquency and credit loss trends constitute forward-looking statements and are subject to important factors that could cause actual results to differ materially from those projected by UAC. Such factors include, but are not limited to, general economic factors affecting obligors' abilities to make timely payments on their indebtedness such as employment status, rates of consumer bankruptcy, consumer debt levels generally and the interest rates applicable thereto. In addition, credit losses are affected by UAC's ability to realize on recoveries of repossessed vehicles, including, but not limited to, the market for used cars at any given time.

                       WEIGHTED AVERAGE LIFE OF THE NOTES

     Because the rate of payment on principal of the notes depends primarily on the rate of payment of the receivables (including voluntary prepayments, principal in respect of receivables as to which there has been a default and principal in respect of required repurchases or purchases of receivables by UAC or the servicer), final payment on each class of notes could occur much earlier than the applicable final maturity date. You will bear the risk of being able to reinvest early principal payments on the notes at yields at least equal to the yield on your notes.

      Prepayments on retail installment sale contracts, such as the receivables, can be measured relative to a prepayment standard or model. The model used in these materials is the Absolute Prepayment Model ("ABS"). The ABS model represents an assumed rate of prepayment each month relative to the original number of receivables in a pool. The ABS model further assumes that all of the receivables are the same size, amortize at the same rate and that each receivable will be paid as scheduled or will be prepaid in full. For example, in a pool of receivables originally containing 100 receivables, a 1% ABS rate means that one receivable prepays in full each month. The ABS model, like any prepayment model, does not claim to be either an historical description of prepayment experience or a prediction of the anticipated rate of prepayment.

     The tables on pages 23 to 25 have been prepared on the basis of certain assumptions, including that:

     o all payments on the receivables are made on the last day of each month and include 30 days of interest beginning (in the case of receivables acquired by the trust as of the closing date) in March 2001;

     o payments on the class A-1 notes are paid in cash on each payment date commencing April 9, 2001 and on the eighth calendar day of each subsequent month or, if such day is not a business day, on the next business day;

     o payments on the notes other than the class A-1 notes are paid in cash on the eighth calendar day of each month;

     o    the closing date will be March 12, 2001;

     o no defaults or delinquencies in the payment of any of the receivables occur;

     o all of the money in the pre-funding account is used to purchase subsequent receivables on April 1, 2001;

     o no receivables are repurchased due to a breach of any representation or warranty or for any other reason; and

     o the servicer exercises its rights with respect to the optional purchase of the receivables on the first payment date that it is entitled to exercise such rights.

The tables indicate the projected weighted average life of each of the class A notes and class B notes and set forth the percentage of the initial aggregate principal balance of each such class of notes that is projected to be outstanding after each of the payment dates shown at specified ABS percentages. The tables also assume that the receivables have been aggregated into nine hypothetical pools with all of the receivables within each such pool having the characteristics described below:

                                                     Weighted Average        Weighted Average
           Cutoff Date       Weighted Average        Original Term to        Remaining Term to
 Pool   Principal Balance     Contract Rate        Maturity (in Months)    Maturity (in Months)      Cutoff Date
 ----   -----------------     -------------        --------------------    --------------------      -----------
   1      $17,104,744.92          13.047%                  80                      21               March 1, 2001
   2       11,681,504.02          13.720%                  42                      41               March 1, 2001
   3       37,099,366.28          13.277%                  59                      58               March 1, 2001
   4      115,571,001.89          13.398%                  70                      68               March 1, 2001
   5      248,546,543.38          13.554%                  82                      80               March 1, 2001
   6        4,045,591.10          13.720%                  42                      42               April 1, 2001
   7       12,848,419.67          13.277%                  59                      59               April 1, 2001
   8       40,025,070.06          13.398%                  70                      70               April 1, 2001
   9       86,077,758.68          13.554%                  82                      82               April 1, 2001
         ---------------
 Total   $573,000,000.00
         ===============


     The information included in the following tables consists of forward-looking statements and involves risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the tables on pages 23 to 25. We have provided these hypothetical illustrations using the assumptions listed above to give you a general illustration of how the aggregate principal balance of the notes may decline. However, it is highly unlikely that the receivables will prepay at a constant ABS until maturity or that all of the receivables will prepay at the same ABS. In addition, the diverse terms of receivables within each of the nine hypothetical pools could produce slower or faster rates of principal payments than indicated in the table at the various specified ABS rates. Any difference between such hypothetical assumptions and the actual characteristics, performance and prepayment experience of the receivables will cause the actual percentages of the initial principal balances of the notes outstanding over time and the weighted average lives of the notes to vary from what is illustrated in the tables below.

================================================================================
             Important notice regarding calculation of the weighted
            average life and the assumptions upon which the tables on
                            pages 23 to 25 are based

          The weighted average life of a note is determined by: (a) multiplying the amount of each principal payment on the applicable note by the number of years from the assumed closing date to the related payment date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of such note.

          The tables on pages 23 to 25 have been prepared based on (and should be read in conjunction with) the assumptions described on pages 21 and 22 (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance of the receivables).

================================================================================


         Percent of Initial Note Balance at Various ABS Percentages (1)

                                       Class A-1 Notes                                Class A-2 Notes
Payment Date               1.0%     1.4%     1.6%    1.8%     2.5%       1.0%     1.4%     1.6%    1.8%     2.5%
------------              ------   ------   ------  ------   ------     ------   ------   ------  ------   ------
Closing Date..............100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
  1  April, 2001.......... 90.9%    88.2%    83.9%   71.2%    68.1%     100.0%   100.0%   100.0%  100.0%   100.0%
  2  May, 2001............ 79.1%    73.3%    64.8%   56.0%    48.8%     100.0%   100.0%   100.0%  100.0%   100.0%
  3  June, 2001........... 67.4%    58.6%    46.2%   40.9%    29.6%     100.0%   100.0%   100.0%  100.0%   100.0%
  4  July, 2001........... 55.7%    44.1%    30.2%   25.9%    10.7%     100.0%   100.0%   100.0%  100.0%   100.0%
  5  August, 2001......... 44.2%    29.8%    16.4%   11.1%     0.0%     100.0%   100.0%   100.0%  100.0%    94.4%
  6  September, 2001...... 32.7%    15.8%     2.8%    0.0%     0.0%     100.0%   100.0%   100.0%   97.5%    81.5%
  7  October, 2001........ 21.3%     2.0%     0.0%    0.0%     0.0%     100.0%   100.0%    92.5%   87.3%    68.7%
  8  November, 2001....... 10.0%     0.0%     0.0%    0.0%     0.0%     100.0%    91.8%    83.1%   77.2%    56.0%
  9  December, 2001.......  0.0%     0.0%     0.0%    0.0%     0.0%      99.2%    82.4%    73.8%   67.2%    43.6%
 10  January, 2002........  0.0%     0.0%     0.0%    0.0%     0.0%      91.4%    73.2%    64.6%   57.3%    31.3%
 11  February, 2002.......  0.0%     0.0%     0.0%    0.0%     0.0%      83.6%    64.1%    55.5%   47.5%    19.1%
 12  March, 2002..........  0.0%     0.0%     0.0%    0.0%     0.0%      75.9%    55.2%    46.4%   37.8%     7.2%
 13  April, 2002..........  0.0%     0.0%     0.0%    0.0%     0.0%      68.3%    46.7%    37.5%   28.2%     0.0%
 14  May, 2002............  0.0%     0.0%     0.0%    0.0%     0.0%      60.8%    38.5%    28.7%   18.8%     0.0%
 15  June, 2002...........  0.0%     0.0%     0.0%    0.0%     0.0%      53.3%    30.3%    19.9%    9.5%     0.0%
 16  July, 2002...........  0.0%     0.0%     0.0%    0.0%     0.0%      45.9%    22.2%    11.3%    0.3%     0.0%
 17  August, 2002.........  0.0%     0.0%     0.0%    0.0%     0.0%      38.6%    14.3%     2.8%    0.0%     0.0%
 18  September, 2002......  0.0%     0.0%     0.0%    0.0%     0.0%      31.3%     6.4%     0.0%    0.0%     0.0%
 19  October, 2002........  0.0%     0.0%     0.0%    0.0%     0.0%      24.1%     0.0%     0.0%    0.0%     0.0%
 20  November, 2002.......  0.0%     0.0%     0.0%    0.0%     0.0%      17.0%     0.0%     0.0%    0.0%     0.0%
 21  December, 2002.......  0.0%     0.0%     0.0%    0.0%     0.0%      10.0%     0.0%     0.0%    0.0%     0.0%
 22  January, 2003........  0.0%     0.0%     0.0%    0.0%     0.0%       3.3%     0.0%     0.0%    0.0%     0.0%
 23  February, 2003.......  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 24  March, 2003..........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 25  April, 2003..........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 26  May, 2003............  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 27  June, 2003...........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 28  July, 2003...........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 29  August, 2003.........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 30  September, 2003......  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 31  October, 2003........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 32  November, 2003.......  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 33  December, 2003.......  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 34  January, 2004........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 35  February, 2004.......  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 36  March, 2004..........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 37  April, 2004..........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 38  May, 2004............  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 39  June, 2004...........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 40  July, 2004...........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 41  August, 2004.........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 42  September, 2004......  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 43  October, 2004........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 44  November, 2004.......  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 45  December, 2004.......  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 46  January, 2005........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 47  February, 2005.......  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 48  March, 2005..........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 49  April, 2005..........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 50  May, 2005............  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 51  June, 2005...........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 52  July, 2005...........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 53  August, 2005.........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 54  September, 2005......  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 55  October, 2005........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 56  November, 2005.......  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 57  December, 2005.......  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 58  January, 2006........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 59  February, 2006.......  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 60  March, 2006..........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
Weighted Average
     Life (years).........  0.41     0.33     0.28    0.24     0.20       1.32     1.09     1.00    0.93     0.74

(1) See pages 21 and 22 of these materials for the important notice regarding calculation of the weighted average life and the assumptions upon which these tables are based.




                                    Percent of Initial Note Balance at Various ABS Percentages (1)
                                       Class A-3 Notes                                Class A-4 Notes

Payment Date               1.0%     1.4%     1.6%    1.8%     2.5%       1.0%     1.4%     1.6%    1.8%     2.5%
------------              ------   ------   ------  ------   ------     ------   ------   ------  ------   ------
Closing Date..............100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
  1  April, 2001..........100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
  2  May, 2001............100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
  3  June, 2001...........100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
  4  July, 2001...........100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
  5  August, 2001.........100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
  6  September, 2001......100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
  7  October, 2001........100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
  8  November, 2001.......100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
  9  December, 2001.......100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
 10  January, 2002........100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
 11  February, 2002.......100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
 12  March, 2002..........100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
 13  April, 2002..........100.0%   100.0%   100.0%  100.0%    95.4%     100.0%   100.0%   100.0%  100.0%   100.0%
 14  May, 2002............100.0%   100.0%   100.0%  100.0%    83.9%     100.0%   100.0%   100.0%  100.0%   100.0%
 15  June, 2002...........100.0%   100.0%   100.0%  100.0%    72.6%     100.0%   100.0%   100.0%  100.0%   100.0%
 16  July, 2002...........100.0%   100.0%   100.0%  100.0%    61.4%     100.0%   100.0%   100.0%  100.0%   100.0%
 17  August, 2002.........100.0%   100.0%   100.0%   91.2%    50.4%     100.0%   100.0%   100.0%  100.0%   100.0%
 18  September, 2002......100.0%   100.0%    94.4%   82.3%    39.7%     100.0%   100.0%   100.0%  100.0%   100.0%
 19  October, 2002........100.0%    98.6%    86.1%   73.6%    29.1%     100.0%   100.0%   100.0%  100.0%   100.0%
 20  November, 2002.......100.0%    90.9%    77.9%   64.9%    18.7%     100.0%   100.0%   100.0%  100.0%   100.0%
 21  December, 2002.......100.0%    83.3%    69.9%   56.4%     8.6%     100.0%   100.0%   100.0%  100.0%   100.0%
 22  January, 2003........100.0%    75.8%    62.0%   48.0%     0.0%     100.0%   100.0%   100.0%  100.0%    98.7%
 23  February, 2003....... 96.7%    68.4%    54.1%   39.8%     0.0%     100.0%   100.0%   100.0%  100.0%    89.4%
 24  March, 2003.......... 90.2%    61.1%    46.4%   31.7%     0.0%     100.0%   100.0%   100.0%  100.0%    80.4%
 25  April, 2003.......... 83.8%    53.9%    38.9%   23.7%     0.0%     100.0%   100.0%   100.0%  100.0%    71.6%
 26  May, 2003............ 77.4%    46.8%    31.4%   15.9%     0.0%     100.0%   100.0%   100.0%  100.0%    63.0%
 27  June, 2003........... 71.0%    39.8%    24.1%    8.2%     0.0%     100.0%   100.0%   100.0%  100.0%    54.6%
 28  July, 2003........... 64.8%    32.9%    16.8%    0.7%     0.0%     100.0%   100.0%   100.0%  100.0%    46.5%
 29  August, 2003......... 58.5%    26.1%     9.8%    0.0%     0.0%     100.0%   100.0%   100.0%   93.7%    38.5%
 30  September, 2003...... 52.4%    19.4%     2.8%    0.0%     0.0%     100.0%   100.0%   100.0%   86.8%    30.8%
 31  October, 2003........ 46.3%    12.8%     0.0%    0.0%     0.0%     100.0%   100.0%    96.2%   80.2%    23.3%
 32  November, 2003....... 40.2%     6.4%     0.0%    0.0%     0.0%     100.0%   100.0%    89.9%   73.6%    16.0%
 33  December, 2003....... 34.3%     *        0.0%    0.0%     0.0%     100.0%   100.0%    83.7%   67.2%     0.0%
 34  January, 2004........ 28.4%     0.0%     0.0%    0.0%     0.0%     100.0%    94.1%    77.6%   61.0%     0.0%
 35  February, 2004....... 22.5%     0.0%     0.0%    0.0%     0.0%     100.0%    88.3%    71.7%   55.0%     0.0%
 36  March, 2004.......... 16.7%     0.0%     0.0%    0.0%     0.0%     100.0%    82.6%    65.9%   49.1%     0.0%
 37  April, 2004.......... 11.0%     0.0%     0.0%    0.0%     0.0%     100.0%    77.1%    60.2%   43.3%     0.0%
 38  May, 2004............  5.4%     0.0%     0.0%    0.0%     0.0%     100.0%    71.6%    54.7%   37.7%     0.0%
 39  June, 2004...........  0.0%     0.0%     0.0%    0.0%     0.0%      99.8%    66.3%    49.4%   32.3%     0.0%
 40  July, 2004...........  0.0%     0.0%     0.0%    0.0%     0.0%      94.6%    61.1%    44.1%   27.1%     0.0%
 41  August, 2004.........  0.0%     0.0%     0.0%    0.0%     0.0%      89.5%    56.0%    39.1%   22.0%     0.0%
 42  September, 2004......  0.0%     0.0%     0.0%    0.0%     0.0%      84.6%    51.1%    34.2%   17.2%     0.0%
 43  October, 2004........  0.0%     0.0%     0.0%    0.0%     0.0%      79.8%    46.4%    29.5%   12.6%     0.0%
 44  November, 2004.......  0.0%     0.0%     0.0%    0.0%     0.0%      75.0%    41.8%    25.0%    0.0%     0.0%
 45  December, 2004.......  0.0%     0.0%     0.0%    0.0%     0.0%      70.4%    37.3%    20.6%    0.0%     0.0%
 46  January, 2005........  0.0%     0.0%     0.0%    0.0%     0.0%      65.8%    33.0%    16.4%    0.0%     0.0%
 47  February, 2005.......  0.0%     0.0%     0.0%    0.0%     0.0%      61.3%    28.8%    12.3%    0.0%     0.0%
 48  March, 2005..........  0.0%     0.0%     0.0%    0.0%     0.0%      56.9%    24.7%     0.0%    0.0%     0.0%
 49  April, 2005..........  0.0%     0.0%     0.0%    0.0%     0.0%      52.5%    20.7%     0.0%    0.0%     0.0%
 50  May, 2005............  0.0%     0.0%     0.0%    0.0%     0.0%      48.3%    16.9%     0.0%    0.0%     0.0%
 51  June, 2005...........  0.0%     0.0%     0.0%    0.0%     0.0%      44.1%    13.2%     0.0%    0.0%     0.0%
 52  July, 2005...........  0.0%     0.0%     0.0%    0.0%     0.0%      40.0%     0.0%     0.0%    0.0%     0.0%
 53  August, 2005.........  0.0%     0.0%     0.0%    0.0%     0.0%      35.9%     0.0%     0.0%    0.0%     0.0%
 54  September, 2005......  0.0%     0.0%     0.0%    0.0%     0.0%      32.0%     0.0%     0.0%    0.0%     0.0%
 55  October, 2005........  0.0%     0.0%     0.0%    0.0%     0.0%      28.1%     0.0%     0.0%    0.0%     0.0%
 56  November, 2005.......  0.0%     0.0%     0.0%    0.0%     0.0%      24.4%     0.0%     0.0%    0.0%     0.0%
 57  December, 2005.......  0.0%     0.0%     0.0%    0.0%     0.0%      20.7%     0.0%     0.0%    0.0%     0.0%
 58  January, 2006........  0.0%     0.0%     0.0%    0.0%     0.0%      17.1%     0.0%     0.0%    0.0%     0.0%
 59  February, 2006.......  0.0%     0.0%     0.0%    0.0%     0.0%      13.8%     0.0%     0.0%    0.0%     0.0%
 60  March, 2006..........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
Weighted Average
     Life (years).........  2.57     2.17     2.00    1.85     1.46       4.18     3.58     3.30    3.04     2.33

(1) See pages 21 and 22 of these materials for the important notice regarding calculation of the weighted average life and the assumptions upon which these tables are based.

*    Denotes a number greater than 0.00% and less than 0.05%.

                                    Percent of Initial Note Balance at Various ABS Percentages (1)

                                                                 Class B Notes
Payment Date                              1.0%          1.4%         1.6%        1.8%          2.5%
------------                             ------       ------        ------      ------        ------
Closing Date..............               100.0%       100.0%        100.0%      100.0%        100.0%
  1  April, 2001..........               100.0%       100.0%        100.0%      100.0%        100.0%
  2  May, 2001............               100.0%       100.0%        100.0%      100.0%        100.0%
  3  June, 2001...........               100.0%       100.0%        100.0%      100.0%        100.0%
  4  July, 2001...........               100.0%       100.0%        100.0%      100.0%        100.0%
  5  August, 2001.........               100.0%       100.0%        100.0%      100.0%        100.0%
  6  September, 2001......               100.0%       100.0%        100.0%      100.0%        100.0%
  7  October, 2001........               100.0%       100.0%        100.0%      100.0%        100.0%
  8  November, 2001.......               100.0%       100.0%        100.0%      100.0%        100.0%
  9  December, 2001.......               100.0%       100.0%        100.0%      100.0%        100.0%
 10  January, 2002........               100.0%       100.0%        100.0%      100.0%        100.0%
 11  February, 2002.......               100.0%       100.0%        100.0%      100.0%        100.0%
 12  March, 2002..........               100.0%       100.0%        100.0%      100.0%        100.0%
 13  April, 2002..........               100.0%       100.0%        100.0%      100.0%        100.0%
 14  May, 2002............               100.0%       100.0%        100.0%      100.0%        100.0%
 15  June, 2002...........               100.0%       100.0%        100.0%      100.0%        100.0%
 16  July, 2002...........               100.0%       100.0%        100.0%      100.0%        100.0%
 17  August, 2002.........               100.0%       100.0%        100.0%      100.0%        100.0%
 18  September, 2002......               100.0%       100.0%        100.0%      100.0%        100.0%
 19  October, 2002........               100.0%       100.0%        100.0%      100.0%        100.0%
 20  November, 2002.......               100.0%       100.0%        100.0%      100.0%        100.0%
 21  December, 2002.......               100.0%       100.0%        100.0%      100.0%        100.0%
 22  January, 2003........               100.0%       100.0%        100.0%      100.0%        100.0%
 23  February, 2003.......               100.0%       100.0%        100.0%      100.0%        100.0%
 24  March, 2003..........               100.0%       100.0%        100.0%      100.0%        100.0%
 25  April, 2003..........               100.0%       100.0%        100.0%      100.0%        100.0%
 26  May, 2003............               100.0%       100.0%        100.0%      100.0%        100.0%
 27  June, 2003...........               100.0%       100.0%        100.0%      100.0%        100.0%
 28  July, 2003...........               100.0%       100.0%        100.0%      100.0%        100.0%
 29  August, 2003.........               100.0%       100.0%        100.0%      100.0%        100.0%
 30  September, 2003......               100.0%       100.0%        100.0%      100.0%        100.0%
 31  October, 2003........               100.0%       100.0%        100.0%      100.0%        100.0%
 32  November, 2003.......               100.0%       100.0%        100.0%      100.0%        100.0%
 33  December, 2003.......               100.0%       100.0%        100.0%      100.0%          0.0%
 34  January, 2004........               100.0%       100.0%        100.0%      100.0%          0.0%
 35  February, 2004.......               100.0%       100.0%        100.0%      100.0%          0.0%
 36  March, 2004..........               100.0%       100.0%        100.0%      100.0%          0.0%
 37  April, 2004..........               100.0%       100.0%        100.0%      100.0%          0.0%
 38  May, 2004............               100.0%       100.0%        100.0%      100.0%          0.0%
 39  June, 2004...........               100.0%       100.0%        100.0%      100.0%          0.0%
 40  July, 2004...........               100.0%       100.0%        100.0%      100.0%          0.0%
 41  August, 2004.........               100.0%       100.0%        100.0%      100.0%          0.0%
 42  September, 2004......               100.0%       100.0%        100.0%      100.0%          0.0%
 43  October, 2004........               100.0%       100.0%        100.0%      100.0%          0.0%
 44  November, 2004.......               100.0%       100.0%        100.0%        0.0%          0.0%
 45  December, 2004.......               100.0%       100.0%        100.0%        0.0%          0.0%
 46  January, 2005........               100.0%       100.0%        100.0%        0.0%          0.0%
 47  February, 2005.......               100.0%       100.0%        100.0%        0.0%          0.0%
 48  March, 2005..........               100.0%       100.0%          0.0%        0.0%          0.0%
 49  April, 2005..........               100.0%       100.0%          0.0%        0.0%          0.0%
 50  May, 2005............               100.0%       100.0%          0.0%        0.0%          0.0%
 51  June, 2005...........               100.0%       100.0%          0.0%        0.0%          0.0%
 52  July, 2005...........               100.0%         0.0%          0.0%        0.0%          0.0%
 53  August, 2005.........               100.0%         0.0%          0.0%        0.0%          0.0%
 54  September, 2005......               100.0%         0.0%          0.0%        0.0%          0.0%
 55  October, 2005........               100.0%         0.0%          0.0%        0.0%          0.0%
 56  November, 2005.......               100.0%         0.0%          0.0%        0.0%          0.0%
 57  December, 2005.......               100.0%         0.0%          0.0%        0.0%          0.0%
 58  January, 2006........               100.0%         0.0%          0.0%        0.0%          0.0%
 59  February, 2006.......               100.0%         0.0%          0.0%        0.0%          0.0%
 60  March, 2006..........                 0.0%         0.0%          0.0%        0.0%          0.0%
Weighted Average
     Life (years).........                 4.99         4.32          3.99        3.66          2.74

(1) See pages 21 and 22 of these materials for the important notice regarding calculation of the weighted average life and the assumptions upon which these tables are based.

                       YIELD AND PREPAYMENT CONSIDERATIONS

     Monthly interest will be distributed to noteholders on each payment date to the extent of the interest rate applicable to each class of notes applied to the aggregate principal balance for each class of notes, as of the preceding payment date or the closing date, as applicable (after giving effect to payments of principal on such preceding payment date).

     Upon a full or partial prepayment on a receivable, noteholders should receive interest for the full month of such prepayment either:

     (1)  through the distribution of interest paid on the receivables;

     (2)  from a withdrawal from the spread account;

     (3)  by an advance from the servicer; or

     (4) in the case of the class A notes or the class B notes, by a draw on the policy.

     The receivables will have different contract rates. The contract rate on a small percentage of the receivables will not exceed the sum of:

     (1)  the weighted average of the interest rates on the notes;

     (2) the per annum rate used to calculate the insurance premium paid to the insurer; and

     (3)  the per annum rate used to calculate the monthly servicing fee.

     Disproportionate rates of prepayments between receivables with higher and lower contract rates could affect the ability of the trust to pay monthly interest to you.

                                   THE INSURER

MBIA

     MBIA Insurance Corporation ("MBIA"), the insurer, is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company (the "Company"). The Company is not obligated to pay the debts of or claims against MBIA. MBIA is domiciled in the State of New York and licensed to do business in and subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. MBIA has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by MBIA, changes in control and transactions among affiliates. Additionally, MBIA is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

     MBIA does not accept any responsibility for the accuracy or completeness of these materials or any information or disclosure contained in, or omitted from, these materials, other than with respect to the accuracy of the information regarding MBIA set forth under the heading "The Insurer." Additionally, MBIA makes no representation regarding the notes or the advisability of investing in the notes.

     The   policy   issued  by  MBIA  as   insurer   is  not   covered   by  the
Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

MBIA Financial Information

     The consolidated financial statements of MBIA, a wholly owned subsidiary of the Company, and its subsidiaries as of December 31, 1999 and December 31, 1998, and for each of the three years in the period ended December 31, 1999, prepared in accordance with generally accepted accounting principles ("GAAP"), included in the Annual Report on Form 10-K of the Company for the year ended December 31, 1999, and the consolidated financial statements of MBIA and its subsidiaries as of September 30, 2000, and for the nine month periods ended September 30, 2000, and September 30, 1999, included in the Quarterly Report on Form 10-Q of the Company for the period ended September 30, 2000, are hereby incorporated by reference into these materials and shall be deemed to be a part of these materials. Any statement contained in a document incorporated by reference in these materials shall be modified or superseded for purposes of these materials to the extent that a statement contained in these materials or in any other subsequently filed document which also is incorporated by reference in these materials modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of these materials.

     All financial statements of MBIA and its subsidiaries included in documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of these materials and prior to the termination of the offering of the notes shall be deemed to be incorporated by reference into these materials and to be a part of these materials from the respective dates of filing such documents.

     The tables below present selected financial information of MBIA determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and GAAP:

                                                       SAP
                                ------------------------------------------------
                                December 31,                       September 30,
                                    1999                               2000
                                ------------                       -------------
                                 (Audited)                          (Unaudited)
                                                  (in millions)
     Admitted Assets                    $7,045                        $7,525
     Liabilities                         4,632                         5,101
     Capital and Surplus                 2,413                         2,424

                                                      GAAP
                                ------------------------------------------------
                                December 31,                       September 30,
                                    1999                                2000
                                ------------                       -------------
                                 (Audited)                          (Unaudited)
                                                  (in millions)
     Assets                             $7,446                        $8,124
     Liabilities                         3,218                         3,531
     Shareholder's Equity                4,228                         4,593


Where You Can Obtain Additional Information About MBIA

     Copies of the financial statements of MBIA incorporated by reference in these materials and copies of MBIA's 1999 year-end audited financial statements prepared in accordance with SAP are available, without charge, from MBIA. The address of MBIA is 113 King Street, Armonk, New York 10504. The telephone number of MBIA is (914) 273-4545.

Financial Strength Ratings of MBIA

     Moody's Investors Service, Inc. rates the financial strength of MBIA "Aaa."

     Standard  &  Poor's  Ratings  Services,   a  division  of  The  McGraw-Hill
Companies, Inc. rates the financial strength of MBIA "AAA."

     Fitch, Inc. rates the financial strength of MBIA "AAA."

     Each rating of MBIA should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of MBIA and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

     The above ratings are not recommendations to buy, sell or hold the notes, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the notes. MBIA does not guaranty the market price of the notes nor does it guaranty that the ratings on the notes will not be revised or withdrawn.

                                 INDEX OF TERMS

     We have listed below the terms used in these materials and the pages where definitions of the terms can be found.

ABS............................................................          21
Banc of America................................................           2
Company........................................................          26
ERISA..........................................................           9
Funding Subsidiaries...........................................           7
GAAP...........................................................          27
MBIA...........................................................          26
Salomon........................................................           2
SAP............................................................          27
UAC............................................................           3